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                                                                    EXHIBIT 3.11

                      CERTIFICATE OF AMENDMENT TO BY-LAWS
                                       OF
                                US UNWIRED INC.


          I, Thomas G. Henning, the undersigned Secretary of US Unwired, Inc. (the "Company"), hereby certify that the following action was taken by the Board of Directors of the Company at a meeting held pursuant to due notice on May 2, 2000:

          1. Section 3.1 of the By-Laws of US Unwired Inc. (the "Company") was amended to read in its entirety as follows:

          "3.1 NUMBER. All of the corporate powers shall be vested in, and the business and affairs of the Corporation shall be managed by a Board of Directors. Except as otherwise fixed by or pursuant to Article V of the Articles relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors by class vote, the Board of Directors shall consist of nine natural persons, provided that, if after proxy materials for any meeting of shareholders at which directors are to be elected are mailed to shareholders any person or person [sic] named therein to be nominated at the direction of the Board of Directors becomes unable or unwilling to serve, the foregoing number of authorized directors shall be automatically reduced by a number equal to the number of such persons unless the Board of Directors selects an additional nominee or nominees to replace such persons. No director need be a shareholder. The Secretary shall have the power to certify at any time as to the number of directors authorized and as to the class to which each director has been elected or assigned."

     2. Section 9.1 of the By-Laws of the Company was amended to read in its entirety as follows:

          "Every holder of stock in the Corporation shall be entitled to have a certificate signed by the Chairman of the Board of Directors, the President or a Vice President and the Secretary or an Assistant Secretary evidencing the number and class (and series, if any) of shares owned by him, containing such information required by law and bearing the seal of the Corporation. If any stock certificate is manually signed by a transfer agent or registrar other than the Corporation itself or an employee of the Corporation, the signature of any such officer may be a facsimile. In case any officer, transfer
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          agent or registrar who has signed or whose facsimile signature has been place [sic] upon a certificate shall have ceased to be an officer, transfer agent or registrar of the Corporation before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were an officer, transfer agent or registrar of the Corporation on the date of issue."

     3. Section 5.3 of the By-Laws of the Company was amended to read in its entirety as follows:

          "The Board shall establish an Audit Committee of at least three members, which committee complies with the requirements applicable to audit committees and their members as set forth in the rules and regulations of the Securities and Exchange Commission and of the National Association of Securities Dealers, Inc., as such rules and regulations may be amended from time to time hereafter. The Audit Committee shall (i) serve as a focal point for communications between the Corporation's directors, management, independent accountants and internal auditing personnel, as their duties relate to financial accounting, reporting and controls, (ii) assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Corporation and all subsidiaries and the sufficiency of auditing practices with respect thereto, in part, by reviewing the scope of audit coverage, including consideration of the Corporation's accounting practices and procedures and system of internal accounting controls and reporting to the Board with respect thereto, (iii) operate as the Board's principal agent in ensuring the independence of the Corporation's independent accountants, the integrity of management and the adequacy of disclosure to shareholders, and (iv) perform such other services as may be designated by the Board."


                                           /s/ Thomas G. Henning
                                           -------------------------------------
                                           Thomas G. Henning, Secretary